As filed with the Securities and Exchange Commission on October 3, 2022

Registration No. 333-259778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cazoo Group Ltd

(Exact Name of Registrant as specified in its charter)

Cayman Islands	5500	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

41 Chalton Street
London, NW1 1JD, United Kingdom
+44 20 3901 3488

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq.

Michael Levitt, Esq.

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

(212) 277-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form F-1 (File No. 333-259778) (the “Registration Statement”) of Cazoo Group Ltd (the “Company”) filed on September 24, 2021 and declared effective by the Securities and Exchange Commission (the “SEC”) on October 5, 2021, as amended by Post-Effective Amendment No. 1 originally filed on May 9, 2022, and Post-Effective Amendment No. 2 originally filed on June 9, 2022 and declared effective by the SEC on June 14, 2022.

The Registration Statement, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 related to the registration of (1) 41,254,590 of the Company’s Class A Shares, par value $0.0001 (the “Class A Shares”), issuable by the Company upon the exercise of its warrants, and (2) the offer and sale from time to time by the selling securityholders named therein or their permitted transferees of up to 429,176,927 Class A Shares, 21,129,818 private warrants to purchase Class A shares and 21,129,818 Class A shares issuable upon the exercise of the private warrants.

The Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to terminate the effectiveness of the Registration Statement, and to remove from registration any and all of the securities previously registered under the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 3rd of October, 2022.

Cazoo Group Ltd

By:	/s/ Stephen Morana
Name: Stephen Morana
Title: Chief Executive Financial

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chairman and Chief Executive Officer	October 3, 2022
Alex Chesterman	(Principal Executive Officer)

/s/ Stephen Morana	Chief Financial Officer and Director	October 3, 2022
Stephen Morana	(Principal Financial and Accounting Officer)

*	Director	October 3, 2022
Daniel Och

*	Director	October 3, 2022
Lord Rothermere

*	Director	October 3, 2022
Luciana Berger

*	Director	October 3, 2022
David Hobbs

*	Director	October 3, 2022
Moni Mannings

*	Director	October 3, 2022
Duncan Tatton-Brown

*	Director	October 3, 2022
Anne Wojcicki

*	Stephen Morana signs this Post-Effective Amendment No. 3 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to the power of attorney included on the signature page of the Registration Statement filed with the SEC on September 24, 2021.

By:	/s/ Stephen Morana
Stephen Morana
Attorney-in-fact

Dated: October 3, 2022

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Cazoo Group Ltd, has signed this Post-Effective Amendment No. 3 to the Registration Statement in the City of Newark, State of Delaware, on October 3, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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